Exhibit 99.1

For Immediate Release:	November 17, 2016

Home BancShares, Inc. and Centennial Bank

Announce Successful Bid to Purchase Bank of Commerce

Conway, AR – Earlier today, at a hearing of the U.S. Bankruptcy Court for the Middle District of Florida in Tampa, Florida, Home BancShares, Inc. (NASDAQ GS: HOMB) (“Home” or “the Company”), parent company of Centennial Bank (“Centennial”), was designated the successful bidder to purchase The Bank of Commerce (“BOC”), a Florida state-chartered bank that operates in the Sarasota, Florida area, from its parent company, Bank of Commerce Holdings, Inc. (“BCHI”), a Florida corporation and bank holding company which is the subject of the bankruptcy proceeding. Upon entry of the court’s order approving the designation of Home as the successful bidder, which is expected to occur within the next week, Home will enter into an acquisition agreement with BCHI to purchase all of the issued and outstanding shares of common stock of BOC and certain other assets of BCHI. Immediately following the acquisition, BOC will become part of Centennial.

“We are excited about the opportunity to expand our footprint in the Sarasota area,” said John W. Allison, Chairman of Home BancShares. “This allows us to provide expanded service to our current customers. If approved, The Bank of Commerce customers will now have access to 20 Centennial locations throughout Central Florida.”

“This transaction represents a win-win for The Bank of Commerce customers, Centennial Bank customers and the Sarasota market,” said Tracy French, Centennial President and CEO.

The closing of the acquisition is expected to occur in first quarter of 2017 and will be subject to a court-approved final sale order relating to the acquired assets, the approval of appropriate regulatory authorities, and the terms and conditions of the acquisition agreement.

Additional information regarding the acquisition is provided in a supplemental presentation available on the Company’s website at www.homebancshares.com, under the “Investor Relations” section.

Home BancShares, Inc. is a bank holding company, headquartered in Conway, Arkansas. Its wholly-owned subsidiary, Centennial Bank, provides a broad range of commercial and retail banking plus related financial services to businesses, real estate developers, investors, individuals and municipalities. Centennial Bank has branch locations in Arkansas, Florida, South Alabama and New York City. The Company’s common stock is traded through the NASDAQ Global Select Market under the symbol “HOMB”.

This release contains forward-looking statements which include, but are not limited to, statements about the benefits of the business combination transaction involving Home and BOC, including the combined company’s future financial and operating results, plans, expectations, goals and outlook for the future. Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors could cause actual results to differ materially from those contemplated by the forward-looking statements, including, but not limited to, (i) the possibility that the acquisition does not close when expected or at all because required judicial, regulatory, or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; (ii) the risk that the benefits from the transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which Home and BOC operate; (iii) the ability to promptly and effectively integrate the businesses of Home and BOC; (iv) the reaction to the transaction of the companies’ customers, employees and counterparties; and (v) diversion of management time on acquisition-related issues. Additional information on factors that might affect Home BancShares, Inc.’s financial results is included in its Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2016 and its Form 10-Q filed with the SEC on November 4, 2016.

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CONTACTS:	Home BancShares, Inc.	Centennial Bank
	Jennifer C. Floyd	Tracy French
	Investor Relations Officer	Chief Executive Officer
	(501) 339-2929	(501) 941-4278

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